Exhibit 5(c)


INTERNAL REVENUE SERVICE                  DEPARTMENT OF THE TREASURY
P. O. BOX 2508
CINCINNATI, OH  45201

                                          Employer Identification Number:
Date:  Feb. 24, 2000                       63-0274273
                                          DLN:
                                           17007005062010

SOUTHERN COMPANY SERVICES INC             Person to Contact:
270 PEACHTREE ST NW BIN 943                DENNIS QUINN         ID# 52057
ATLANTA, GA  30303                        Contact Telephone Number:
                                           (877) 829-5500
                                          Plan Name:
                                           THE SOUTHERN CO SAVINGS PLAN

                                          Plan Number:  002


Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b) (3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some events that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination letter is applicable for the amendment(s) executed on 12-20-99 & 06-29-99.

     This determination letter is also applicable for the amendment(s) dated on 03-25-99 & 01-13-99.

     This plan satisfies the requirements of Code section 4975(e) (7).

     This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

     At your request, this determination letter does not express an opinion, and may not be relied on with respect to, whether the nondiscrimination in amount requirement of section 1.401(a) (4) - 1(b) (2) of the regulations has been satisfied.

     This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a) (4) - 4(b) of the regulations with respect to those benefits, rights and features that are currently available to



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SOUTHERN COMPANY SERVICES INC.


all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410 (b) of the Code.

     This letter considers the changes in the qualifications requirements made by the Uruguay Round Agreements Act (GATT), Pub. L. 103-465, and the Taxpayer Relief Act of 1997, Pub. L. 105-34, and the changes in the qualifications requirements made by the Small Business Job Protection Act of 1996, Pub. L. 104-188, that are effective before the first day of the first plan year beginning after December 31, 1998.

     The information on the enclosed Publication 794 is an integral part of this determination. Please be sure to read and keep it with this letter.

     The requirement for employee benefits plans to file summary plan descriptions (SPD) with the U. S. Department of Labor was eliminated effective August 5, 1997. For more details, call 1-800-998-7542 for a free copy of the SPD card.

     The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                Sincerely yours,

                                |S| Carol D. Gold

                                  Carol D. Gold
                            Director, Employee Plans


Enclosures:
Publication  794
Addendum


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SOUTHERN COMPANY SERVICES INC


     This determination letter includes the amendments adopted on 11-13-98.